SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as premitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SYMBOLLON CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:
   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:
   _____________________________________________________________________________

5) Total fee paid:
   _____________________________________________________________________________

/ / Fee paid previously by written preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________
    2) Form, Schedule or Registration No. ______________________________________
    3) Filing party: ___________________________________________________________
    4) Date filed: _____________________________________________________________

                               PRELIMINARY COPIES


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  MAY 26, 1999

TO THE STOCKHOLDERS OF SYMBOLLON CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Symbollon Corporation, a Delaware corporation (the "Company"), will be held at the Company's executive offices, located at 37 Loring Drive, Framingham, Massachusetts 01702-8768, on May 26, 1999 at 10:00 a.m., local time, for the following purposes:

         1. To consider and act upon the election of five directors to serve for the next year, or to serve for staggered terms in the event that the proposed amendment set forth in Item 3 is approved;

         2. To consider and act upon a proposal to amend the Company's 1993 Stock Option Plan to (a) increase the aggregate number of shares of stock authorized for issuance and delivery in connection with awards under such Plan from 800,000 shares of Class A Common Stock to 1,600,000 shares of Class A Common Stock and (b) extend the expiration date of such Plan from August 4, 2003 to August 4, 2008;

         3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to: (a) classify the Board of Directors into three classes, with members of each class serving for staggered terms; (b) provide that directors may be removed only for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors, voting together; (c) provide that any vacancy on the Board may be filled by a majority vote of the directors then in office, even if less than a quorum; (d) provide that the stockholder vote required to alter, amend, repeal or adopt any provision inconsistent with these amendments shall be at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Company entitled to vote generally in the election of directors, voting together; and (e) provide for certain other related matters;

         4. To consider and act upon, for purposes of the shareholder approval policy of the Nasdaq SmallCap Market, a proposal to issue and sell the final 400,000 of up to 750,000 Units, each consisting of one share of Class A Common Stock and one redeemable Warrant to purchase a share of Class A Common Stock, and all shares of Class A Common Stock issuable upon exercise of such Warrants, in a private placement to accredited investors;

         5. To consider and act upon a proposal to ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company; and

         6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The close of business on April 1, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A complete list of those stockholders will be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the executive offices of the Company, 37 Loring Drive, Framingham, Massachusetts 01702-8768, for a period of 10 days prior to the meeting. The stock transfer books of the Company will not be closed.

         All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are kindly requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                     By the order of the Board of Directors,

                                PAUL C. DESJOURDY
                               Assistant Secretary
Dated: April __, 1999

                               PRELIMINARY COPIES

                              SYMBOLLON CORPORATION

                                 37 LORING DRIVE
                            FRAMINGHAM, MA 01702-8768
                                 (508) 620-7676

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Symbollon Corporation (the "Company" or "Symbollon") for the Annual Meeting of Stockholders to be held at the Company's executive offices, located at 37 Loring Drive, Framingham, Massachusetts 01702-8768, on May 26, 1999 at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Assistant Secretary of the Company, at the above stated address. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the following actions described in this Proxy Statement: (1) for the election of the nominees set forth under the caption "Election of Directors;" (2) for the proposed amendments to the Company's 1993 Stock Option Plan; (3) for the proposed amendments to the Certificate of Incorporation regarding the classification of the Board of Directors and related matters; (4) for the issuance and sale of Units in a private placement; and (5) for the ratification of the appointment of BDO Seidman, LLP as the independent auditors of the Company.

         The approximate date on which the Company intends to mail or otherwise deliver definitive copies of this Proxy Statement and the accompanying form of proxy to the Company's stockholders is April __, 1999.

         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

                                     VOTING

         Only holders of shares of the Company's Class B Common Stock, $.001 par value per share (the "Class B Common Stock"), and Class A Common Stock, $.001 par value per share (the "Class A Common Stock", the shares of Class A Common Stock and Class B Common Stock are sometimes collectively referred to herein as the "Shares"), of record as at the close of business on April 1, 1999, are entitled to vote at the meeting. On the record date there were issued and outstanding 15,738 shares of Class B Common and 3,589,331 shares of Class A Common Stock. Each outstanding share of Class B Common Stock is entitled to five votes, and each outstanding share of Class A Common Stock is entitled to one vote, upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Shares, represented at the meeting in person or by proxy, shall constitute a quorum. The affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors. The affirmative vote of a majority of the votes cast is necessary to approve the proposed amendments to the Company's 1993 Stock Option Plan, to approve the issuance and sale of Units in a private placement and to ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company. The affirmative vote of a majority of the voting power of the outstanding Shares is necessary to approve the proposed amendments to the Certificate of Incorporation. Abstentions and broker non-votes are included in the determination of the number of Shares present at the meeting for quorum purposes, but not in the tabulation of the votes cast on proposals presented to stockholders. Since Shares which abstain or are represented by broker non-votes are still outstanding Shares, abstentions and broker non-votes with respect to the proposed amendments to the Certificate of Incorporation have the same effect as a vote against such proposed amendments.

         The stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the meeting to serve as the inspector of election at the meeting and who has executed and verified an oath of office. The cost of preparing, assembling and mailing the proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company may solicit proxies by telephone or other means of communication. The Company, through its transfer agent, will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to Shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such Shares and will reimburse them for their reasonable expenses in forwarding the proxy material.

                               BOARD OF DIRECTORS

Election of Directors

         Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote at the meeting the Shares to which the proxy relates to elect the nominees named below. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

         If Item 3 is approved, Messrs. Desjourdy and Lieberstein will be designated Class I directors and elected for a term of one year expiring at the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified; Messrs. Richards and Maradie will be designated Class II directors and elected for a term of two years expiring at the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified; and Mr. Kessler will be designated a Class III director and elected for a term of three years expiring at the 2002 Annual Meeting of Stockholders and until his successor is elected and qualified. If Item 3 is not approved, then five directors are to be elected to serve as directors until the next Annual Meeting and until their successors are elected and qualified.

         The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

Jack H. Kessler, Ph.D., 48

         Jack H. Kessler, Ph.D., is the founder of the Company and has served as Executive Vice-President, Chief Scientific Officer, Secretary, and a director since the Company's move to Massachusetts in May 1991, and as Chairman of the Board of Directors since May 1996. Prior to that time, and since the Company was initially formed in Illinois in 1986, Dr. Kessler was the Company's sole stockholder and served as its sole officer and director. From January 1990 until May 1991, he served as principal systems engineer for Kollsman Manufacturing Company, a diagnostic instrument design and manufacturing company.

James C. Richards, Ph.D., 51

         James C. Richards, Ph.D., served as President and Chief Executive Officer of the Company from May 1991 to September 1995, as Treasurer from May 1991 to May 1994, and as a director since May 1991. Since October 1995, Dr. Richards has been President, Chief Executive Officer and a director of IntelliGene, Inc., a privately held company specializing in DNA probe technologies. From November 1990 to May 1991, he served as Managing Director and principal stockholder of Carlton Bio Venture Partners, a consulting firm specializing in financing and acquisition of healthcare, medical products and biotechnology companies. From 1986 to November 1990, Dr. Richards served as director of business planning and development for Gene-Trak Systems, a joint venture originally between AMOCO Corporation and Integrated Genetics, Inc., engaged in developing diagnostic test devices using DNA probes for the healthcare and food industries.

Paul C. Desjourdy, 37

         Paul C. Desjourdy has served as Executive Vice President and Chief Financial Officer since July 1, 1996, as Vice-President Finance and Administration and Chief Financial Officer of the Company from September 20, 1993 to June 30, 1996, as Treasurer since May 1994, and as a director since August 1996. From September 1989 to September 1993, Mr. Desjourdy, a certified public accountant, was an attorney at the law firm of Choate Hall & Stewart.

Richard F. Maradie, 51

         Richard F. Maradie has served as a director of the Company since April 1998. Since February 1999, Mr. Maradie has served as Senior Vice President of Commercial Development of Oakwood Laboratories, a private biopharmaceutical company developing drug delivery technologies. From March 1997 to August 1998, Mr. Maradie served as President, Chief Executive Officer and a director of Novavax, Inc., a public biopharmaceutical company developing topical and oral drug delivery technologies. From July 1994 to March 1997, he served as President, Chief Executive Officer and a director of Protyde Pharmaceuticals, Inc., a private biopharmaceutical company developing products for the diagnosis and treatment of cancer. From 1991 to 1994, Mr. Maradie served as Executive Vice President and Chief Operating Officer of Platelet Research Products, Inc., a private biopharmaceutical company developing therapeutic products derived from blood platelets. From 1988 to 1991, he served as President, Chief Operating Officer and a director of VimRx Pharmaceuticals, Inc., a public pharmaceutical company developing therapeutics based on natural products.

Eugene Lieberstein, 60

         Eugene Lieberstein has served as a director of the Company since April 1998. Since June 1993, Mr. Lieberstein has been a partner at the law firm of Wyatt, Gerber, Meller and O'Rourke specializing in patent procurement and litigation (Mr. Lieberstein and his firm serve as patent counsel for the Company). From 1970 to 1993, he served as Patent Counsel for Union Carbide Corporation.

         The Board of Directors recommends that the Stockholders vote FOR each of the five nominees.

General Information Concerning the Board of Directors and its Committees

         The Board of Directors of the Company met three times in the fiscal year ended December 31, 1998. The Delaware General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members the Executive Committee, Audit Committee, and Compensation Committee. The Company does not have a Nominating Committee. During the last fiscal year each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which each director serves.

         Executive Committee. The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. During fiscal 1998, the Executive Committee was composed of three directors, Messrs. Kessler, Desjourdy and Richards. The Executive Committee did not meet during fiscal 1998.

         Audit Committee. The Audit Committee reviews the engagement of the independent auditors and their independence. The Audit Committee also reviews the audit and non-audit fees of the independent auditors, the adequacy of the Company's internal control procedures and financial reports to be filed with the Securities and Exchange Commission. During fiscal 1998, the Audit Committee was composed of three directors, Messrs. Desjourdy, Maradie and Lieberstein. The Audit Committee met once during fiscal 1998.

         Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for the Company's executives. The Compensation Committee also authorizes stock option grants, administers the 1993 Stock Option Plan and proposes other stock option plans. During fiscal 1998, the Committee was composed of three directors, Messrs. Kessler, Maradie and Lieberstein. The Compensation Committee met once during fiscal 1998.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's voting stock as of April 1, 1999 for (i) each of the Company's directors, (ii) each of the Named Executive Officers,
(iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially 5% or more of the outstanding shares of any class of its voting stock:

                                            Shares of                          Percentage       Percentage
                                            Class A                             of Total         of Total
Name and Address of                         Beneficially      Percent of        Voting           Voting
Beneficial Owner (1)                        Owned (2)(3)      Class (3)      Securities (3)      Power (4)
---------------------                       ------------      ---------      --------------      ---------

Bausch & Lomb Pharmaceuticals, Inc. (5)        669,545          18.7%             18.6%            18.3%

Dr. Jack H. Kessler (6)(7)                     586,762          15.8%             15.7%            15.5%

Anthony J. Cantone (8)                         377,778          10.5%             10.5%            10.3%

Dr. James C. Richards (6)(9)                   364,443          10.1%             10.1%             9.9%

Irwin M. Rosenthal (10)                        277,372           7.7%              7.7%             7.6%

Magar, Inc. (10)                               277,372           7.7%              7.7%             7.6%

Dr. Herbert Moskowitz (10)                     277,372           7.7%              7.7%             7.6%

Martin D. Fife (10)                            277,372           7.7%              7.7%             7.6%

Paul C. Desjourdy(6) (11)                      224,960           6.0%              5.9%             5.8%

Richard M. Lilly(12)                           190,600           5.3%              5.3%             5.2%

Eugene Lieberstein (6)(13)                       8,333            *                  *                *

Richard F. Maradie (6)(13)                       3,333            *                  *                *

All Executive Officers
and Directors as a Group (5 persons) (14)    1,857,376          51.8%             51.5%            50.6%
----------------------------


*        Less than 1% of the Class A Common Stock outstanding.

(1) All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.
(2)      "Class  A"  refers  to the  Class A  Common  Stock.  Does  not  include information regarding the 15,738 shares of Class B Common Stock (currently convertible into 15,738 shares of Class A Common Stock) outstanding which are held by three non-affiliate owners. Includes 627,199 shares of Class A Common Stock which are subject to transfer to the Company for no consideration if the Company's pretax income (before extraordinary items and any charge related to the release of shares) is less than $15,000,000 in fiscal 1999. So long as such shares are subject to this condition, the holder may vote but not dispose of such shares. Such shares are treated as outstanding in the table.
(3) Based upon 3,589,331 shares of Class A Common Stock and 15,738 shares of Class B Common Stock outstanding but also reflecting as outstanding, with respect to the relevant beneficial owner, the shares which that beneficial owner could acquire upon exercise of options exercisable within 60 days.
(4) The Class B Common Stock is entitled to five votes per share, whereas the Class A Common Stock is entitled to one vote per share. See Note 2.
(5) The address of Bausch & Lomb Pharmaceuticals, Inc. ("Bausch & Lomb") is 8500 Hidden River Parkway, Tampa, Florida 33637. With certain exceptions, these securities are voted in accordance with the recommendations of the Board of Directors of Symbollon. See Note 14. These securities may be redeemed at cost at the option of either the Company or Bausch & Lomb.
         See "Certain Transactions".
(6) The address of Directors Kessler, Richards, Desjourdy, Maradie and Lieberstein is c/o Symbollon Corporation, 37 Loring Drive, Framingham, MA 01702.
(7) Includes 1,100 shares owned by his minor child and currently exercisable options to purchase 128,760 shares of Class A Common Stock.
(8) The address of Mr. Cantone is c/o Cantone Research, Inc., 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724.
(9) Includes currently exercisable options to purchase 6,250 shares of Class A Common Stock.
(10) Dr. Moskowitz and Messrs. Rosenthal and Fife are each officers, directors and principal stockholders of Magar, Inc.
         ("Magar"). These individuals may be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Class A Common Stock owned by Magar. Information relating to shares owned by each of these individuals assumes that each beneficially owns all shares of Class A Common Stock owned of record by Magar. The address of each of these individuals is c/o Graham & James, LLP, 885 Third Avenue, 21st Floor, New York, NY 10022.
(11) Includes currently exercisable options to purchase 180,760 shares of Class A Common Stock.
(12) The address of Mr. Lilly is c/o Indianapolis Securities, Inc., 2424 North Federal Highway, Boca Raton, FL 33431.
(13) Includes currently exercisable options to purchase 3,333 shares of Class A Common Stock.
(14) Includes the 669,545 shares owned by Bausch & Lomb which, with certain exceptions, are voted in accordance with the recommendations of the Board of Directors of Symbollon and currently exercisable options to purchase 322,436 shares of Class A Common Stock.

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information relating to compensation paid by the Company for each of the Company's last three completed fiscal years to its executive officers whose annual compensation exceeded
$100,000 for the last completed fiscal year (the "Named Executive Officers"). Only those columns which call for information applicable to the Company or the Named Executive Officers for the periods indicated have been included in such tables.

                          Summary of Compensation Table

                                                           Annual                    Long Term
                                                        Compensation                Compensation
                                                     -------------------        ----------------------
                                                           Salary               Securities Underlying           All Other
Name and Principal Position                 Year             ($)                   Options/SARs (#)       Compensation ($) (1)
---------------------------                 ----     --------------------       ----------------------    --------------------

Jack H. Kessler                             1998          $160,000                     60,000                   $   624
 Executive Vice President, Chief            1997          $150,000                     70,281                   $   624
 Scientific Officer and Secretary           1996          $150,000                     96,000                   $   624

Paul C. Desjourdy                           1998          $145,000                     60,000                   $   264
 Executive Vice President, Chief            1997          $130,000                     70,281                   $   264
 Financial Officer and Treasurer            1996          $130,000                    136,333                   $   264
--------------------------------


(1) For each year includes premiums paid on term life insurance on behalf of the Named Executive Officers in the following amounts: Dr.
         Kessler: $624 and Mr. Desjourdy: $264.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth information with respect to options granted during the last fiscal year to the Named Executive Officers of the Company.

                                Individual Grants

                           Number of                 % of Total
                           Securities                Options/SAR
                           Underlying                Granted to                 Exercise
                           Options/SAR's             Employees in               or Base
         Name              Granted(#)                Fiscal Year                Price ($/Sh)     Expiration Date
         ----              -------------             ------------               ------------     ---------------

Jack H. Kessler              45,000 (1)                 21.6%                      $1.86         December 1, 2003
                             15,000 (2)                  7.2%                      $1.86         December 1, 2003

Paul C. Desjourdy            45,000 (1)                 21.6%                      $1.69         December 1, 2008
                             15,000 (2)                  7.2%                      $1.69         December 1, 2008
---------------------------


(1) These options vest and become exercisable one-third on December 1, 1999, December 1, 2000 and December 1, 2001, respectively.
(2) These options vest on December 1, 1998 and become exercisable on December 1, 1999.

Aggregated Fiscal Year-End Option Values

         The following table set forth certain information with respect to the number of unexercised stock options held by each Named Executive Officer on December 31, 1998, and the value of the unexercised in-the-money options at that date.

                    Aggregated Fiscal Year-End Option Values

                                                                                             Value of Unexercised
                                                  Number of Securities                            In-The-Money
                                                 Underlying Unexercised                         Options at Fiscal
                                                Options at Fiscal Year-End                      Year-End ($) (1)
                                            -----------------------------------       -----------------------------------
         Name                               (#)Exercisable    (#)Unexercisable          Exercisable       Unexercisable
         ----                               --------------    ----------------          -----------       -------------

Jack H. Kessler                                128,760           97,521                  $ 15,192           $ 3,384
Paul C. Desjourdy                              180,760           85,854                  $ 11,442           $ 7,134
------------------


(1) The value of unexercised in-the-money options at December 31, 1998, was determined by multiplying the difference between the fair market value (the closing sales price) of the Company's Class A Common Stock at the close of business on December 31, 1998 ($1.50 per share) and the option exercise price, by the number of options outstanding at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Class A Common Stock on the date of exercise.

Director Compensation

         Upon Board of Directors' approval in May 1998, the Company no longer provides cash compensation to directors for attendance at board or committee meetings. Each non-employee director is entitled to receive on January 1st of each year an option (the "Annual Options") to purchase 2,500 shares of Class A Common Stock at the then fair market value under the Company's 1995 Non-Employee Directors' Stock Option Plan. The Annual Options may only be exercised with respect to vested shares. One-half of the shares subject to such options vest on the first anniversary of the date of grant and the balance vest on the second anniversary of the date of grant. In addition, Messrs. Lieberstein and Maradie were each granted an option under the Company's 1993 Stock Option Plan at the then fair market value, vesting equally over three years, to purchase 10,000 shares of Class A Common Stock in 1998 when they joined the Board of Directors. All directors will be reimbursed for ordinary and necessary travel expenses incurred in attendance at each board or committee meeting.

Employment Agreements

         On December 23, 1995, the Company entered into a new employment agreement with Dr. Jack H. Kessler, its Executive Vice-President and Chief Scientific Officer and a director and principal stockholder. On July 1, 1996, the Company entered into a new employment agreement with Mr. Paul C. Desjourdy, its Executive Vice-President and Chief Financial Officer and a director. Both agreements expire in December 2000. In 1999, Dr. Kessler and Mr. Desjourdy will receive salaries of $160,000 and $145,000, respectively, per annum. The employment agreements provide for inflationary salary adjustments, and such compensation may be incrementally increased and bonuses may be given upon the approval of the Company's Board of Directors. Both Executive Officers have agreed to devote their full time and best efforts to fulfill their duties and responsibilities to the Company. They will be entitled to participate in employee benefit plans.

         The Company has the right to terminate the agreements for Cause (as defined therein) or as a result of the Executive Officers' death or Permanent Disability (as defined therein). The Executive Officers have the right to terminate their agreements on account of their Constructive Discharge (as defined therein). Except in the case of termination for Cause, upon early termination of their agreements, the Executive Officers shall be entitled to receive their salaries plus fringe benefits for a period of 18 months from the date of termination and any bonuses prorated through the date of termination.

         Both Executive Officers have agreed not to disclose to anyone confidential information of the Company during the term of their employment or thereafter and will not compete with the Company utilizing the Company's proprietary information, know-how or trade secrets during the term of their employment or thereafter. All work, research and results thereof, including, without limitation, inventions, processes or formulae made, conceived or developed by the Executive Officers during the term of employment which are related to the business, research, and development work or field of operation of the Company shall be the property of the Company.

         Dr. Kessler is a principal stockholder, officer and director of a company which has rights to use technology that he developed pertaining to contact lens disinfection. This technology, which is similar to the Company's technology, is not expected to be assigned to the Company. As a result, use of the Company's technology in the area of contact lens disinfection may require the prior consent of such other company or the then owner of such rights.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Directors, officers and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of the forms furnished to the Company and written representations from the Company's directors and officers, the Company believes that during 1998 all filing requirements applicable to its directors, officers and greater than ten percent beneficial owners were satisfied.

                              CERTAIN TRANSACTIONS

         From November 1987 through July 1990, Dr. Kessler loaned the Company an aggregate of $51,495 at varying rates of interest, of which approximately $4,000 had been repaid. In May 1991, these loans were consolidated and the Company issued Dr. Kessler a new promissory note in the amount of $47,549, payable on demand at an annual interest rate of 7%. In August 1996, the Company repaid the outstanding balance of the note, plus accrued interest, in part by issuing 44,444 shares of the Company's Series A Preferred Stock, $.001 par value, to Dr. Kessler as part of a private placement of such Series A Preferred Stock at a price of $1.125 per share. In May 1997, Dr. Kessler converted all of his Series A Preferred Stock into an equal number of shares of the Company's Class A Common Stock, pursuant to registration of such shares by the Company.

         During August 1996 the Company issued 400,000 shares of Series A Preferred Stock to Mr. Anthony Cantone at a purchase price of $1.125 per share as part of a private placement. In May 1997, Mr. Cantone converted all of his Series A Preferred Stock into an equal number of shares of the Company's Class A Common Stock, pursuant to registration of such shares by the Company.

         In August 1997, the Company entered into a Collaboration and Sale/License Agreement with Bausch & Lomb Pharmaceuticals, Inc. ("Bausch & Lomb"). Under the Collaboration and Sale/License Agreement, the parties intend to develop ophthalmic products based on Symbollon's proprietary enzyme-based iodine technology. Bausch & Lomb obtained exclusive marketing rights in the United States and Canada for ophthalmic products that are developed based on Symbollon's iodine technology. The agreement also provides Bausch & Lomb with options to broaden its exclusive marketing rights to include the rest of the world, and to include otic (ear) products. So long as the agreement is in effect, Bausch & Lomb will make a series of milestone payments to Symbollon based on the passage of time or the occurrence of certain events, plus royalty payments on product sales and reimbursement of Symbollon's development efforts under the agreement.

         In conjunction with the Collaboration and Sale/License Agreement, the parties entered into a Stock Purchase Agreement pursuant to which Bausch & Lomb has purchased in August 1997 and 1998 an aggregate of 669,545 shares of Class A Common Stock for $850,000. Pursuant to the Stock Purchase Agreement, the shares purchased by Bausch & Lomb are subject to certain voting and transfer restrictions and may be redeemed at cost at the option of either the Company or the purchaser. Subject to certain exceptions, Bausch & Lomb has agreed to vote its shares of Class A Common Stock in accordance with the recommendations of Symbollon's Board of Directors. Bausch & Lomb may offset certain portions of the future milestone payments due to Symbollon pursuant to the Collaboration and Sale/License Agreement by requiring at cost redemption of the shares purchased pursuant to the Stock Purchase Agreement. Under certain circumstances, if the Collaboration and Sale/License Agreement is terminated prior to Symbollon's receipt of the required milestone payments, then Bausch & Lomb has agreed to transfer to Symbollon for no consideration up to $500,000 worth (valued at their original purchase price) of the shares. Additionally, if the Collaboration and Sale/License Agreement is terminated by Bausch & Lomb prior to its fourth anniversary, Bausch & Lomb may require the Company to repurchase up to $350,000 worth (valued at their original purchase price) of the shares annually through the seventh anniversary of the Stock Purchase Agreement in an amount equal to 25% of the Company's positive cash flows from operating activities.

         For information concerning employment agreements and option agreements with the Company's officers, see "Executive Compensation".

                          APPROVAL OF AMENDMENTS TO THE
                        COMPANY'S 1993 STOCK OPTION PLAN

         The Company's 1993 Stock Option Plan was approved by the directors and stockholders of the Company in August 1993 and amended by the directors and stockholders in 1995 and 1996. The purpose of the 1993 Stock Option Plan, as amended (the "1993 Stock Option Plan"), is to enable the Company to provide an incentive to certain employees, agents, consultants and directors of the Company to contribute to the success of the Company. There are currently five employees and three non-employee directors eligible to participate in the 1993 Stock Option Plan.

         The 1993 Stock Option Plan provided that (a) the total number of shares of Common Stock with respect to which options and stock appreciation rights ("SARs") may be granted thereunder is 800,000 and (b) the expiration date of the Plan was August 4, 2003 . The Board of Directors has adopted amendments to the 1993 Stock Option Plan, subject to the approval of stockholders pursuant to
Section 22 of the Plan, to (a) increase the total number of shares of Common Stock with respect to which options and SARs may be granted thereunder to 1,600,000 shares and (b) extend the expiration date to August 4, 2008 (the "Amendments"). The Amendments will enable the 1993 Stock Option Plan to continue to achieve its purpose as described in the immediately preceding paragraph. To date, options for an aggregate of 728,145 shares have been granted (net of forfeitures) pursuant to the Plan to various individuals, including Messrs. Desjourdy, Kessler, Maradie and Lieberstein (see "Executive Compensation" above).

         The complete text of the 1993 Stock Option Plan has been filed by the Company with Securities and Exchange Commission as Exhibit A to the Company's 1994 Annual Stockholders Meeting Proxy Statement filed under cover of Schedule 14A dated May 4, 1994. These proposed Amendments (which will be reflected in Sections 2(a) and 22 thereof), will (a) increase the total number of shares from 800,000 to 1,600,000 and (b) extend the expiration date from August 4, 2003 to August 4, 2008. The following summary of material features of the 1993 Stock Option Plan as proposed to be amended by the Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1993 Stock Option Plan.

         The 1993 Stock Option Plan may be administered by either the entire Board of Directors or a committee (the "Committee") of two or more directors appointed by the Board of Directors. Members of the Committee must be "disinterested" (as formerly defined under Rule 16b-3 promulgated under the Exchange Act). The Board of Directors or Committee, as the case may be, is to determine, among other things, the recipients of grants, whether a grant will consist of incentive stock options ("ISOs"), non qualified stock options or SARs (in tandem with an option or free-standing) or a combination thereof, and the number of shares to be subject to such options and SARs. In the event that a duly constituted Committee is not in existence at any time, the entire Board of Directors is to administer the 1993 Stock Option Plan.

         The 1993 Stock Option Plan provides for the granting of ISOs to purchase the Company's Class A Common Stock at not less than the fair market value on the date of the option grant and the granting of non-qualified options and SARs with an exercise price not less than 85% of fair market value. SARs granted in tandem with an option have the same exercise price as the related option. The 1993 Stock Option Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares as to which ISOs become exercisable for the first time by an optionee during any calendar year exceeds $100,000, the option will be treated as a non qualified option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the ISO cannot exceed five years. No option or SAR may be granted under the 1993 Stock Option Plan after August 4, 2003 (to be extended to August 4, 2008 by the proposed Amendments) and no option or SAR may be outstanding for more than ten years after its grant.

         Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, check or, under certain circumstances, in shares of any class of the Company's common stock, or any combination thereof. The 1993 Stock Option Plan permits the Company to lend to the holder of an option funds sufficient to pay the exercise price. SARs which give the holder the privilege of surrendering such rights for the appreciation in the Class A Common Stock between the time of the grant and the surrender, may be settled, in the discretion of the Board or Committee, as the case may be, in cash, common stock, or in any combination thereof. The exercise of an SAR granted in tandem with an option cancels the option to which it relates with respect to the same number of shares as to which the SAR was exercised. The exercise of an option cancels any related SAR with respect to the same number of shares as to which the option was exercised. Generally options and SARs may be exercised while the recipient is performing services to the Company and within three months after termination of such services.

         The 1993 Stock Option Plan may be terminated at any time by the Board of Directors, which may also amend the 1993 Stock Option Plan, except that without stockholder approval it may not increase the number of shares subject to the 1993 Stock Option Plan or change the class of persons eligible to receive options and SARs under the 1993 Stock Option Plan.

Plan Benefits

         The specific future benefits or amounts to be received by executive officers, employees and directors under the 1993 Stock Option Plan as proposed to be amended by the Amendments is not determinable. Since the adoption of the Plan, Messrs. Kessler and Desjourdy have received options for an aggregate of 226,281 and 266,614 shares, respectively (60,000 and 60,000 of which were received in 1998), the non-employee director group received options for an aggregate of 20,000 shares, all in 1998 (see "Executive Compensation"), and all employees, other than executive officers and the non-employee director group, currently consisting of three persons, received options for 150,000 shares under the 1993 Stock Option Plan, 88,000 of which were in 1998. No SARs have been granted under the 1993 Stock Option Plan.

         In addition to the 1993 Stock Option Plan, the Company has in effect a 1995 Non-Employee Directors' Stock Option Plan. See "Executive Compensation - Director Compensation" above for a description of the benefits thereunder.

Federal Income Tax Consequences

         Neither the receipt nor the exercise of an ISO is a taxable event, and if the optionee does not dispose of stock acquired under an ISO prior to the expiration of the requisite holding periods, any gain resulting from the sale of the stock is long term capital gain. In such case the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. However, the amount by which the fair market value of shares at the time of exercise of the option exceeds the option price will constitute an item of tax preference for purposes of the alternative minimum tax for the optionee. The statutory holding period is at least two years from the date the ISO is granted and one year from the date the optionee receives his shares of Common Stock pursuant to the exercise. If the stock is disposed of before the end of the statutory holding period, the lesser of the difference between the exercise price and the fair market value of the stock on the date of exercise or the total amount of gain realized on the sale must be reported by the optionee as ordinary income and the Company is entitled to a tax deduction for that amount. The remaining gain, if any, is taxed to the optionee as long or short term capital gain.

         The receipt of a non-qualified stock option issued under the 1993 Stock Option Plan will not result in any taxable income to the optionee or a tax deduction to the Company at the time the option is granted. Generally, the optionee will recognize ordinary income at the time the non-qualified stock option is exercised in an amount equal to the excess of the fair market value on the date of exercise of the shares received over the exercise price, and the Company will be entitled to a tax deduction of an equal amount in the year the optionee recognizes such income. The optionee will have a tax basis for his shares equal to their fair market value at the time the optionee recognizes ordinary income and any additional gain or loss recognized by the optionee on disposition of the shares will generally be a short or long term capital gain or loss and will not result in any additional tax deduction to the Company.

         The holder of an SAR will not realize any taxable income upon the grant of such right. The holder will realize ordinary income in the tax year in which payment is realized in an amount equal to the amount of such cash and/or the then fair market value of the shares of Common Stock received upon exercise, and the Company will normally be entitled to a tax deduction for an equal amount for the same year.

         The Board of Directors recommends that the Stockholders vote FOR the proposal to approve the Amendments.

             PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
              CONCERNING CLASSIFICATION OF THE BOARD OF DIRECTORS,
                  THE REMOVAL OF DIRECTORS AND RELATED MATTERS

General

         The Delaware General Corporation Law currently provides that the Certificate of Incorporation may provide for classification of the Board into one, two or three classes. The Board of Directors has adopted proposed amendments to the Company's Certificate of Incorporation to: (a) classify the Board, effective with this 1999 Annual Meeting, into three classes, as nearly as equal as possible, so that each director (after a transitional period) will serve for three years, with one class of directors being elected each year; (b) provide that directors may be removed only for cause by the affirmative vote of at least eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors; (c) provide that any vacancy on the Board may be filled only by a majority vote of the directors then in office, even if less than a quorum, and that a director elected to fill a vacancy hold office until the next election of the class for which such director shall have been chosen; (d) increase the stockholder vote required to alter, amend, repeal or adopt any provision inconsistent with these proposed amendments to at least eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the elections of directors, voting together; and (e) provide for certain other related matters. The full text of the proposed amendments to the Certificate of Incorporation are set forth in Exhibit A to this Proxy Statement, and the descriptions thereof in this Proxy Statement are qualified in their entirety by reference thereto.

         The Board of Directors believes that the proposed amendments are advisable and in the best interest of the stockholders and recommends that the stockholders approve the amendments. If the proposed amendments are approved, the five directors elected to the Board at the 1999 Annual Meeting will be divided into three classes as provided under "Board of Directors - Election of Directors" and certain conforming amendments, in substantially the form set forth in Exhibit B to this Proxy Statement, will be made by the Board of Directors to the By-laws of the Company.

         The Board believes that a classified Board will help lend continuity and stability to the management of the Company. Following adoption of the classified Board structure, at any given time approximately two-thirds of the members of the Board will generally have had experience as directors of the Company. The Board believes that this will facilitate long-range business planning, strategic planning and policy making. In particular, the Company believes that a classified Board will permit the Company to more effectively represent the interests of all of its stockholders in a variety of situations, including responding to circumstances which might be created by the demands or actions of a single stockholder or stockholder group, than might be the case if the Board were not classified and a measure of continuity from year to year were not thereby assured.

         The proposed classified Board amendment could discourage efforts to obtain control of the Company. Accordingly, before voting on the proposed amendments, stockholders should read carefully the description contained below in "Anti-Takeover Effects of Existing Provisions of the Certificate of Incorporation Relating to the Class B Common Stock and Preferred Stock" as well as the following description of the proposed amendments. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board in a relatively short period of time since at least two Annual Meetings of Stockholders will be required to effect a change in a majority of the members of the Board. The delay afforded by the proposed amendments will help ensure that the Board, if confronted with a hostile tender offer, a proxy contest or other similar proposal, would have sufficient time to review and consider the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders.

         The Company's management is not presently aware of any pending or threatened effort to take over control of the Company or to change management, either by a third party or by any holder or holders of any substantial block of the Company's capital stock, whether by merger, tender offer, solicitation in opposition to management or otherwise. Accordingly, the proposed amendments to the Certificate of Incorporation are not being recommended in response to any specific effort to obtain control of the Company of which the Company is aware. The Board of Directors has concluded, however, that it is desirable to consider these amendments at a time when the Company is not subject to a takeover attempt because the Board of Directors believes it is prudent to seek stockholder approval of these measures in advance since, given time and other constraints, such action would often be impractical once a hostile attempt has been announced.

Description of the Proposed Amendments

         Classification of the Board of Directors. The Company's By-laws now provide that directors shall hold office until the next annual meeting of stockholders and until their successors are elected and have been qualified. The proposed amended Article SIXTH of the Certificate of Incorporation provides that the Board shall be divided into three classes of directors. Pursuant to the amendments, each class will be as nearly equal in number of directors as possible. If the proposed amendments are adopted, the Company's directors will be divided into three classes and two directors will be elected for a term expiring at the 2000 Annual Meeting of Stockholders, two directors will be elected for a term expiring at the 2001 Annual Meeting of Stockholders, and one director will be elected for a term expiring at the 2002 Annual Meeting of Stockholders (in each case, until their respective successors are elected and qualified or such director's earlier death, resignation or removal). Starting with the 2000 Annual Meeting of Stockholders, one class of directors will be elected each year for a three-year term. For information regarding the nominees for election at this 1999 Annual Meeting and the class of Directors in which each nominee will initially serve if the proposed amendments are adopted, see "Board of Directors - Election of Directors".

         The classification of directors will have the effect of making it more difficult to change the composition of the Board. At least two stockholder meetings, instead of one, will be required to effect a change in the control of the Board. Although, the Company has not experienced any significant problems to date with the continuity and stability of the Company's management and policies, the Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, because a majority of the directors at any given time will have prior experience as directors of the Company. It should be noted that the classification provisions will apply to every election of directors, not only when there is a contest for control, and will apply whether or not a change in the Board would be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believes that such a change would be desirable.

         Removal of Directors; Filling Vacancies on the Board of Directors. Under Delaware General Corporation Law, directors serving on a classified board may be removed only for cause unless the Certificate of Incorporation provides otherwise. The Company's By-laws now provide that directors may be removed for cause or without cause by the stockholders or for cause by the Board of Directors. In order to protect the classification mechanism, the proposed amendments provide that a director may be removed only for cause, by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

         The proposed amendments provide that a vacancy on the Board resulting from such a removal may be filled only by vote of a majority of the directors then in office. The proposed amendments would also permit the remaining directors then in office to fill such a vacancy on the Board even if less than a quorum. In addition, the proposed amendments provide that any new director elected to fill such a vacancy on the Board will serve for the remainder of the full term of the class in which the vacancy occurred. It also provides that no decrease in the number of directors shall shorten the term of any incumbent. Currently the Company's By-laws provide that a vacancy on the Board resulting from removal of a director may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. The By-laws currently also provide that any director elected to fill such a vacancy on the Board will hold office until the election of their successor at the next annual meeting of stockholders. The provisions of the proposed amendments to the Certificate of Incorporation relating to the removal of directors and the filling of vacancies on the Board will preclude a third party from removing incumbent directors without cause (or in the case of a sudden change of control of the Company, even with cause, unless the acquirer controls eighty percent (80%) of the voting power) and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees. The proposed amendments would also have the effect of allowing directors to fill any vacancy created by removal of a director for cause by the affirmative vote of stockholders having at least eighty percent (80%) of the voting power. Therefore, if any director is removed by such a vote of the stockholders, the directors then in office would have the right to replace such director with a nominee of their choosing without stockholder approval.

         Increased Stockholder Vote for Alteration, Amendment or Repeal of Proposed Amendments. Under the Delaware General Corporation Law, stockholder approval of most amendments to the Certificate of Incorporation requires, in the absence of a greater voting requirement in the Certificate of Incorporation, the favorable vote of at least a majority of the outstanding stock entitled to vote thereon. The Delaware General Corporation Law also permits provisions to be contained in the Certificate of Incorporation to require a greater vote. With respect to such greater-voting provisions, the Delaware General Corporation Law requires that any alterations, amendment or repeal thereof be approved by such greater stockholder vote. As permitted by these provisions of Delaware General Corporation Law, the proposed amendments require approval of at least eighty percent (80%) of the votes cast on the matter by all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together, for the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, the proposed amendments as embodied in amended Article SIXTH of the Certificate of Incorporation.

         The requirement of an increased stockholder vote is designed to prevent a stockholder or a group of stockholders controlling a majority (but less than eighty percent (80%)) of the voting power of all the outstanding shares of capital stock of the Company entitled to vote from avoiding the requirements of the proposed amendments by simply repealing them.

Anti-Takeover Effects of Existing Provisions of the Certificate of Incorporation Relating to the Class B Common Stock and Preferred Stock.

         The Company presently has in effect certain provisions in its Certificate of Incorporation which, by themselves, or when added to the proposed amendments to the Certificate of Incorporation, could preclude or inhibit the takeover of the Company by a transaction not favored by the incumbent directors and executive officers.

         The Company's Certificate of Incorporation authorizes the issuance of 1,250,000 shares of Class B Common Stock, of which 15,738 shares are currently outstanding. The Board of Directors, without further stockholder approval, may authorize the issuance of additional authorized but unissued shares of Class B Common Stock in the future and sell shares of Class B Common Stock held in the Company's treasury subject to compliance with listing requirements of the Nasdaq SmallCap Market. The holders of Class A Common Stock are entitled to one vote for each share held on all matters voted on by common stockholders, including the election of directors. The holders of Class B Common Stock are entitled to five votes for each share held in the election of directors and on all matters voted on by common stockholders. The Class B Common Stock is generally nontransferable, and while there is no trading market for the Class B Common Stock, the Class B Common Stock is freely convertible into Class A Common Stock on a share-for-share basis and, subject to compliance with applicable securities laws, transferable thereafter.

         The Company's Certificate of Incorporation also authorizes the issuance of 5,000,000 shares of preferred stock on terms which may be fixed by the Company's Board of Directors without further stockholder action subject to compliance with listing requirements of the Nasdaq SmallCap Market. The terms of any series of preferred stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Class A Common Stock. No preferred stock is outstanding, and the Company has no current plans to issue such preferred stock.

         The issuance of such Class B Common Stock or preferred stock could make the possible takeover of the Company or the removal of management or the Board of Directors of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Class A Common Stock, or otherwise dilute the rights of holders of Class A Common Stock and the market price of the Class A Common Stock.

         The Board of Directors recommends that the Stockholders vote FOR the proposal to approve the amendments to the Certificate of Incorporation.

               PROPOSED ISSUANCE AND ISSUE OF UP TO 750,000 UNITS
                             IN A PRIVATE PLACEMENT

General

         Pursuant to a Confidential Private Placement Memorandum dated March __, 1999 (the "PPM"), the Company is offering (the "Offering") for sale to persons who qualify as "accredited investors" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), units (the "Units"), each Unit consisting of one share of the Class A Common Stock and one redeemable warrant (the "Warrants"), for a purchase price of $______ [the Units will be priced at a discount to the market value of the Class A Common Stock at the start of the Offering] per Unit, with a minimum offering of 75,000 Units (the "Minimum Offering") and a maximum offering of 750,000 Units (the "Maximum Offering"). Each Warrant is exercisable for a four-year period, beginning on the date of the initial closing of the Offering, to purchase one share of Class A Common Stock at exercise prices per share of $3.00 during the first year, $4.00 during the second year, $5.00 during the third year and $6.00 thereafter. Warrants may be redeemed by the Company at $0.01 per Warrant in the event that the closing bid price of the Class A Common Stock for twenty successive trading days is equal to or greater than $5.00 during the first year, $6.00 during the second year, $7.00 during the third year and $8.00 thereafter, subject to the holder's right to exercise.

         The Company has retained a National  Association of Securities  Dealers
(NASD) member as agent (the "Placement Agent") in connection with the Offering of the Units on a ""best efforts" basis. Richard M. Lilly, a principal and employee of the Placement Agent, is the beneficial owner of more than five percent (5%) of the Company's Class A Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." The Company has agreed to pay the Placement Agent a ten percent (10.0%) cash commission and Warrants equal to 10.0% of the Units sold (the "Placement Agent Warrants") for investors identified and brought to the Offering by the Placement Agent. For investors identified and brought to the Offering by the Company, the Placement Agent will not receive any cash commissions or Placement Agent Warrant allocations.

         The Units will be offered in accordance with Rule 506 of Regulation D promulgated under the Securities Act, and accordingly the securities offered in the Offering will not be registered under the Securities Act and may not be offered or sold by the holders thereof absent registration or an applicable exemption from the registration requirements. The Company has, however, undertaken to use its reasonable best efforts to file a registration statement under the Securities Act to register for resale the shares of the Class A Common Stock included in the Units and issuable upon exercise of the Warrants no later than eight (8) months following the final closing of the Offering.

Reason for this Proposal; Nasdaq Stockholder Approval Requirement

          Prior to accepting any offer to purchase Units in excess of the first 350,000 Units (the "Additional Units"), the Company must obtain stockholder approval for such sales or assurances from Nasdaq that such sales are exempt from the Nasdaq SmallCap Market listing requirements relating to stockholder approval for certain share issuances. [As of April 15, 1999, the Company has sold _________ Units for gross proceeds of $____________. Additionally, the Company has received subscriptions for ________ Units, which subscription agreements and funds are being held in escrow pending receipt of stockholder approval.]

         Stockholder approval of the issuance of the Additional Units is not required under the Delaware General Corporation Law, the Company's Certificate of Incorporation, or the Company's By-laws. However, as discussed below, the Company is seeking stockholder approval of the issuance and sale of the Additional Units (including the shares of Class A Common Stock and the Warrants included therein and the shares of Class A Common Stock issuable upon exercise of the Warrants) in order to satisfy certain listing requirements under the Nasdaq Marketplace Rules for continued inclusion of the Company's Class A Common Stock in the Nasdaq SmallCap Market.

         The Class A Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market. In order to qualify for inclusion in the Nasdaq SmallCap Market, it is necessary that the Company satisfy certain financial and other criteria set forth in the Nasdaq Marketplace Rules (the "Rules"). In addition, in order to maintain such inclusion under the Rules, the Company must, among other things, follow certain corporate governance procedures, including obtaining stockholder approval in connection with certain corporate transactions.

         Rule 4310(c)(25)(H) of the Rules requires stockholder approval of the issuance of securities by an issuer under various circumstances. In particular, Subsections (i)b and d of paragraph (H) require stockholder approval prior to the issuance of securities in the following situations:

         "b.  when the issuance will result in a change of control of the issuer; . . . . . . or

          d. in connection with a transaction other than a public offering involving:

         1. the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

         2. the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock."

         Prior to the Offering, the Company had 3,589,331 shares of Class A Common Stock and 15,738 shares of Class B Common Stock outstanding. The Company may issue and sell up to 350,000 Units (constituting 19.5% of the currently outstanding Class A Common Stock assuming exercise of the Warrants included in these Units) without stockholder approval. If the 400,000 Additional Units (representing 22.3% of the currently outstanding Class A Common Stock assuming exercise of the Warrants included in these Units) are issued, the Company will have issued securities representing 41.8% of the shares of Class A Common

Stock outstanding immediately prior to the Offering. Accordingly, in order to comply with the Rules, it will be necessary for the Company to obtain stockholder approval of the issuance of the Additional Units on the terms and conditions of the Offering.

         Although the Company could, instead of seeking stockholder approval for the Additional Units, either not seek to issue and sell the Additional Units or, alternatively, sell the Additional Units and be delisted from the Nasdaq SmallCap Market, the Company believes it is in the stockholders' best interest for the Company to both (1) seek the funds hoped to be raised by the Additional Units in order to continue its development efforts, and (2) try to retain its Nasdaq SmallCap Market listing, for the reasons set forth in the immediately following section. However, as described below, even if stockholder approval for the issuance and sale of the Additional Units is obtained and the Maximum Offering is completed, there can be no assurance that the Company will continue to meet the requirements for continued listing on the Nasdaq SmallCap Market.

Requirements for Continued Nasdaq Listing

         In order to maintain the Class A Common Stock's listing on the Nasdaq SmallCap Market, the Company must meet the continued listing requirements of Rule 4310(c)(2) of the Rules, which requires that an issuer maintain (i) net tangible assets of $2,000,000; (ii) market capitalization of $35,000,000; or
(iii) net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

         The continued listing criteria under the Rules also require, among other things, that the minimum bid price per share of the Company's Class A Common Stock be at least $1.00. If the Company is unable to meet this criteria for a period of thirty (30) consecutive business days, the Company, upon notice from Nasdaq, shall have a period of ninety (90) calendar days to achieve compliance with the above criteria. Compliance can be achieved by meeting the applicable criteria for a minimum of ten (10) consecutive business days during such ninety (90) day compliance period. From time to time during 1998, the minimum bid price for the Company's Class A Common Stock has been below $1.00 per share.

         If the Company should become unable to meet the continued listing criteria of the Nasdaq SmallCap Market and is delisted therefrom, trading, if any, in the Class A Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the "OTC Bulletin Board Service." As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities. If the Company's securities were delisted from Nasdaq, they may become subject to penny stock restrictions. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

         The "penny stock" rules under the Exchange Act impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. For transactions covered by the penny stock rules, a broker-dealer must make special suitability determinations for purchasers and must have received the purchaser's written consent to the transaction prior to sale. In addition, for any transaction involving a penny stock, unless exempt, the rules require delivery prior to any transaction in a penny stock of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market and penny stocks. As a result, the Company's delisting from the Nasdaq SmallCap Market and its becoming subject to the rules on penny stock would negatively affect the ability or willingness of broker-dealers to sell or make a market in the Company's securities and, therefore, would severely and adversely affect the market liquidity for the Company's Class A Common Stock.

         Once delisted from Nasdaq, in order to regain listing on the Nasdaq SmallCap Market the Company would have to meet the more stringent initial listing qualifications which will require, among other things, (A) (i) net tangible assets of $4,000,000, (ii) market capitalization of $50,000,000, or
(iii) net income of $750,000 in the most recently completed fiscal year, or in two of the most recently completed fiscal years, and (B) a common stock bid price of at least $4.00 per share. There can be no assurance that the Company could ever meet these stricter listing requirements, if delisted.

         At December 31, 1998, the Company's balance sheet reflects total assets of $2,504,489, stockholders' equity of $1,543,283 and net tangible assets of $2,393,283. Based on the Company's internal estimates relating to planned revenues and expenses for 1999, including a projected $750,000 milestone payment due under its existing corporate relationships, the Company anticipates that its existing capital resources will not be adequate to satisfy the continued listing criteria of Nasdaq relating to net tangible assets by April 30, 1999. Based on its internal estimates, the Company anticipates that it will require approximately $500,000 and $1,100,000 of additional capital resources, before including the proceeds from this Offering, in order to satisfy the net tangible assets test at June 30, 1999 and December 31, 1999, respectively. Thus, even if stockholders approve the issuance and sale of the Additional Units and the Maximum Offering is completed, there can be no assurance that the Company will be able to retain its Nasdaq SmallCap Market listing, particularly after December 31, 1999. This paragraph contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Stockholders are cautioned that forward-looking statements are inherently uncertain. Actual performance, achievements and results may differ materially from those expressed, projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, the risks and uncertainties described or discussed in the section "Risk Factors' in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, to which stockholders are referred.

Impact of Issuance of Additional Units

         The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock of (i) Company's directors, executive officers, and beneficial holders of 5% or more of the Class A Common Stock ("Affiliated Shareholders"), (ii) all other current shareholders ("Other Current Shareholders") and (iii) purchasers of Units in the proposed Offering ("New Shareholders"), before and after consummation of the proposed Maximum Offering. The information reflecting consummation of the Maximum Offering assumes that no Affiliated Shareholders or Other Current Shareholders will purchase any Units (although they may do so):

                                            Number of Shares Owned (1)          Percent of Class A Common Stock
                                            --------------------------          -------------------------------
                                            Before the        After the           Before the        After the
                                             Maximum           Maximum             Maximum           Maximum
Class of Owner                               Offering          Offering            Offering          Offering
--------------                               --------          --------            --------          --------

Affiliated Shareholders                      2,380,690        2,380,690             66.3%             54.9%

Other Current Shareholders                   1,208,641        1,208,641             33.7%             27.8%

New Shareholders                                    -           750,000              0.0%             17.3%
------------------------------------


(1) Shares which could be acquired upon exercise of the Warrants or outstanding options and the 15,738 shares of five-vote per share Class B Common Stock (held by Other Current Shareholders) are not reflected for purposes of this table.

         The following table includes the information set forth in the preceding table based on similar assumptions but, in addition, assumes exercise of all Warrants, including the Placement Agent Warrants (all of which are assumed to be owned by the Placement Agent and are included in the beneficial ownership of the related Affiliated Shareholder), outstanding before and after consummation of the proposed Maximum Offering:

                                            Number of Shares Owned (2)          Percent of Class A Common Stock
                                            --------------------------          -------------------------------
                                            Before the        After the           Before the        After the
                                             Maximum           Maximum             Maximum           Maximum
Class of Owner                              Offering          Offering            Offering          Offering
--------------                              --------          --------            --------          --------

Affiliated Shareholders                      2,380,690        2,455,690            66.3%              47.5%

Other Current Shareholders                   1,208,641        1,208,641            33.7%              23.4%

New Shareholders                                     -        1,500,000             0.0%              29.1%
------------------------------------


(2) Shares which could be acquired upon exercise of outstanding options and the 15,738 shares of five-vote per share Class B Common Stock (held by Other Current Shareholders) are not reflected for purposes of this table.

         Although the issuance of the Units in the proposed Offering will have a dilutive effect on the Company's current stockholders, the Board of Directors believes that stockholder approval of the Additional Units is in the best interest of the Company in order to enable the Company to continue its development efforts.

Impact of a Vote Against Issuance of Additional Units

         If the issuance and sale of the Additional Units is not approved, the Company would be unable to issue the Additional Units without endangering its Nasdaq SmallCap Market listing, even if the Board of Directors determined to issue the Units notwithstanding the stockholder vote. Delisting from the Nasdaq SmallCap Market would have the possible adverse consequences described above. If the Company chose not to issue the Additional Units, the Company may be unable to satisfy the net tangible asset requirements under the Rules as of June 30, 1999 and accordingly may no longer qualify for continued inclusion on the Nasdaq SmallCap Market in any case. In addition, the Company's development efforts might be sooner hampered for lack of funds.

         The Board of Directors recommends that the Stockholders vote FOR the proposal to issue the Additional Units.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Management of the Company recommends a vote for the ratification of BDO Seidman, LLP ("BDO") as the independent auditors for the Company for 1999.

         BDO served as the Company's independent accountants for its 1998 fiscal year. The Company has requested that a representative of BDO attend the meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

         Effective April 1, 1998, the Boston office of Richard A. Eisner & Company, LLP ("RAE") was merged into the Boston office of BDO. This merger resulted in RAE no longer having an office in the Boston area, and the Company concluded that it would be appropriate to select a new accounting firm. At a May 20, 1998 meeting, the Board of Directors of the Company voted to retain BDO to serve as the Company's independent auditors, effective immediately. RAE's report on the Company's financial statements for the two years ended December 31, 1997 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the two years ended December 31, 1997 and any subsequent interim period, there were no disagreements between the Company and RAE on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of RAE, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the audited financial statements.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

               STOCKHOLDERS PROPOSALS FOR THE 2000 PROXY STATEMENT

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting, such proposals must be received by the Company no later than December 14, 1999. Proposals should be directed to the attention of the Assistant Secretary of the Company.

   STOCKHOLDERS PROPOSALS FOR PRESENTATION AT THE 2000 ANNUAL MEETING WITHOUT
                        INCLUSION IN THE PROXY STATEMENT

         Stockholders who wish to present any proposal or matter at the 2000 Annual Meeting of Stockholders (other than by the process for including stockholder proposals in the proxy statement) are required to notify the Investor Relations Department of the Company of their intent no later than February 24, 2000. The notice should describe the proposal or matter. This requirement does not apply to the deadline for submitting stockholder proposals for inclusion in the proxy statement (see "Stockholders Proposals for the 2000 Proxy Statement" above), nor does it apply to questions a stockholder may wish to ask at the meeting.

         The Company retains discretion to vote proxies it receives with respect to proposals received after February 24, 2000. The Company retains discretion to vote proxies it receives with respect to proposals received prior to February 24, 2000 provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and
(ii) the proponent does not issue a proxy statement.

                          ANNUAL REPORT ON FORM 10-KSB

         The Company is furnishing without charge to each person whose proxy is being solicited, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, including the financial statements and schedules thereto, but excluding exhibits. Requests for additional copies of such report should be directed to the Company, Attention: Investor Relations.

                       By order of the Board of Directors,


                                PAUL C. DESJOURDY
                               Assistant Secretary


Dated: April __, 1999

                                                                      Exhibit A

   Proposed Amended Article SIXTH of the Certificate of Incorporation (Item 3)
           Relating to Classification of Directors and Related Matters

         SIXTH.

                 I. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors.

                 II. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

                 III.  Terms of Office.  Each  director  shall  serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2000; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2001; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2002; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

                 IV. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member for the full term of such class and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

                 V. Quorum; Action at Meeting. A majority of the number of directors fixed pursuant to Section I above shall constitute a quorum except when a vacancy or vacancies exist, whereupon a majority of the directors then in office shall constitute a quorum for the transaction of business, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section I above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-laws of the Corporation or by this Certificate of Incorporation.

                 VI. Removal. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors, voting together as a single class.

                 VII. Vacancies. Any vacancy in the Board of Directors, however occurring, including (without limitation) a vacancy resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

                 VIII. Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including such terms as may be adopted by the Board of Directors pursuant to Section III of Article FOURTH of the Certificate of Incorporation) applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article SIXTH, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article SIXTH, in each case unless expressly provided by such terms.

                 IX. Amendments to Article. Notwithstanding any other provisions of law, the Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, any provision of this Article SIXTH.

                                                                      Exhibit B

            By-law Amendments to be Adopted by the Board of Directors
     Upon Stockholder Approval of Proposed Amendments to the Certificate of Incorporation Relating to Classification of Directors and Related Matters

         Section 2, 3 and 5 of Article III of the By-laws are hereby amended to read as follows:

         Section 2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. Unless otherwise set forth in the Certificate of Incorporation, the number of directors shall be determined from time to time by resolution of the board of directors.

         Section 3. CLASSIFICATION OF DIRECTORS; ELECTION AND TERM. The board of directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then if such fraction is one third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the board of directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 2000; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 2001, and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 2002; and provided further, that the term of each director shall be subject to the
election  and   qualification  of  his  successor  and  to  his  earlier  death, resignation or removal. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member for the full term of such class and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of a directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the board of directors. Any vacancy in the board of directors, however occurring, including (without limitation) a vacancy resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including such terms as may be adopted by the Board of Directors pursuant to Section III of Article FOURTH of the Certificate of Incorporation) applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article III, Section 3, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article III, Section 3, in each case unless expressly provided by such terms.

         Section 5. REMOVAL OF DIRECTORS. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors, voting together as a single class.